                                                                    EXHIBIT 99


FOR IMMEDIATE RELEASE

MEDIA CONTACT:  Tina Farrington, 419-784-2549, rfcmkt@rurban.net
INVESTOR CONTACT: Sandra Stockhorst, 419-784-4023, rfcinv@rurban.net


                  RURBAN FINANCIAL CORP. COMPLETES BRANCH SALE


Defiance, Ohio, March 31, 2003 - Rurban Financial Corp. ("Rurban") (Nasdaq:
RBNF), a leading provider of full-service banking, investment management, trust services and bank data processing, announced today it has completed the sale of its Wood and Sandusky County branches located in Pemberville, Gibsonburg and the Otterbein-Portage Valley Retirement Village. The branches sold are part of RFC Banking Company, one of Rurban's wholly owned banking subsidiaries. Included in the sale to The Union Bank Company, a wholly owned subsidiary of United Bancshares, Inc., is approximately $71 million in deposits. Rurban Financial Corp. expects the transaction to result in a before-tax gain of approximately $8 million, or $1.17 per share, to be reported in the first quarter of 2003.

"Rurban's decision to sell these branch locations is a key component of our strategy to re-define our market areas, enhance profitability and strengthen capital. Completion of this branch sale demonstrates the teamwork and commitment of management and employees to execute our strategic plan," commented Kenneth A. Joyce, Rurban President and CEO.

"The Union Bank Company and Rurban have a long standing, successful relationship and the smooth transition was enhanced as Rurbanc Data Services, Inc. (RDSI), a wholly owned subsidiary of Rurban, is continuing to serve as Union Bank's technology and data processing provider," shared Joyce.

Rurban plans to complete the sale of the remaining RFC Banking Company branches on our about June 7, 2003 and signed a Purchased and Assumption Agreement with the First Federal Bank of the Midwest on February 22, 2003. Rurban will retain loan assets of approximately $35 million following the sales of these branches. RFC Banking Company which consisted of The Peoples Banking Company, The First Bank of Ottawa and The Citizens Savings Bank Company had assets of approximately $266 million as of January 31, 2003.

The loans retained have the potential to be immediately profitable due to the low overhead. The cash flow created from the collection of loans will be available to repay debt and to fund future expansion of Rurban's other banking and data processing businesses. The transaction is subject to regulatory approval.

ABOUT RURBAN FINANCIAL CORP.

Rurban Financial Corp. is a publicly held bank holding company based in Defiance, Ohio and is located on the Internet at http://www.rurbanfinancial.net. Rurban's common stock is quoted on the Nasdaq National Market System under the symbol RBNF.

The Company currently has 10,000,000 shares of stock authorized and 4,565,721 shares outstanding. The investment banking firms of McDonald & Co. Securities Inc. (Trident Securities Division), Sweney Cartwright and Co., and Friedman, Billings, Ramsey Group, Inc. are the primary market makers for these shares.

Rurban's wholly owned subsidiaries are The State Bank and Trust Company, Reliance Financial Services, N.A., Rurbanc Data Services, Inc. (RDSI) and RFC Banking Company which consists of The Peoples Banking Company and The First Bank of Ottawa. The banks offer a full range of financial services through their offices in the Northern Ohio counties of Defiance, Paulding, Fulton, Hancock, and Putnam. Reliance Financial Services offers a diversified array of trust and financial services to customers nationwide. RDSI provides data processing services to community banks in Ohio, Michigan and Indiana.

Forward-Looking Statements

This press release may contain statements that are forward looking as defined by the Securities and Exchange Commission in its rules, regulations and releases. Rurban intends that such forward-looking statements be subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are based on current expectations regarding important risk factors including those identified in Rurban's most recent periodic report and other filings with the Securities and Exchange Commission. Accordingly, actual results may differ materially from those expressed or implied in the forward-looking statements, and the making of such statements should not be regarded as a representation by Rurban or any other person that the results expressed therein will be achieved.